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Exhibit 23.1






                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Wang Laboratories, Inc. for the registration of 68,500 shares of its common stock and to the incorporation by reference therein of our report dated March 22, 1999, with respect to the consolidated financial statements and schedule of Wang Laboratories, Inc. included in its Annual Report (Form 10-K) for the period ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

                                                           ERNST & YOUNG LLP


Boston, Massachusetts
April 30, 1999